Exhibit 99.1

Coursera Adopts Limited-Duration Stockholder Rights Plan

Board of Directors Takes Action to Protect Long-Term Value for All Stockholders and Other Stakeholders in Response to a Recent Third-Party Share Accumulation

MOUNTAIN VIEW, Calif., November 9, 2026 — Coursera, Inc. (NYSE: COUR) (the “Company”) today announced that its Board of Directors (the “Board”) unanimously adopted a limited-duration stockholder rights plan (the “Rights Plan”) to protect the interests of all Company stockholders and stakeholders. The Rights Plan is effective immediately and will expire in one year.

The Rights Plan was adopted in response to the accumulation of the Company’s common stock in recent days by a stockholder that, according to its most recent public filings, currently owns approximately 14.7% of the Company’s common stock.

The Rights Plan is intended to enable Coursera’s stockholders to realize the long-term value of their investment, to guard against tactics to gain a controlling stake in the Company without paying all stockholders an appropriate premium for that control, and to protect the Company and its stakeholders from a third party acquiring creeping control in the open market.

Additional Information on the Rights Plan

The Rights Plan is similar to those adopted by other publicly traded companies. It applies equally to all current and future stockholders and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interest of the Company and its stakeholders.

Pursuant to the Rights Plan, the Company is issuing one right for each outstanding share of the Company’s common stock. The Rights Plan will generally become exercisable only if a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of the Company’s common stock. Any person or group who currently owns more than the triggering percentage may continue to own shares of the Company’s common stock. However, any person or group who currently owns more than the triggering percentage may not acquire any additional shares without triggering the Rights Plan. If the rights become exercisable, all holders of rights (other than the person or group triggering the Rights Plan, whose rights would become void) will be entitled to acquire shares of the Company’s common stock at a 50% discount to the then-current market price or the Company may exchange each right held by such holders for one share of the Company’s common stock.

The rights will expire on November 7, 2027, though the Board may consider whether to terminate the rights plan earlier if circumstances warrant.

Prior to the acquisition by a person or group of beneficial ownership of 15% or more of the Company’s common stock, the rights are redeemable for $0.01 per right at the option of the Board.

The dividend distribution will be made on November 19, 2026, payable to stockholders of record on that date, and is not taxable to stockholders.

Additional information regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

About Coursera

Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world-class learning. Today, it is one of the largest online learning platforms in the world. Coursera partners with leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including generative AI-powered features like Coach, Role Play, and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “achieve,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; risks associated with our ability to develop, market and sell a more comprehensive and AI-native skills platform in a timely manner or at all, and risks related to its market adoption; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally, including the rapid pace of technological change and the substantial and ongoing investment that may be required to successfully compete; risks related to the completed business combination with Udemy, including our ability to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, our ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; the risk of impairment of goodwill and other intangible assets acquired in the business combination; fluctuations in the prices of Coursera stock; our ability to compete effectively against new and existing competitors, particularly as emerging and evolving technologies such as AI may lower barriers to entry, enable new products and business models, and alter industry dynamics; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platforms; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; fluctuations in market conditions, our cash needs, and other factors affecting our ability to repurchase shares under our share repurchase authorization; our limited operating history; the relative nascency of online learning solutions and generative AI; natural disasters, public health crises, or other catastrophic events; as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org